CACI International Inc
                            1100 North Glebe Road
                           Arlington, Virginia 22201

                            ---------------------


                               PROXY STATEMENT
                                    FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            ---------------------


This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc (the "Company") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on November 14, 1996. This Proxy Statement is being mailed on or about October 7, 1996. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder's proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to the Secretary of the Company, by delivery to the Company of a proxy bearing a later date, or by voting in person at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

           FOR the Board of Directors' nominees for election to the Company's Board of Directors; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors; FOR the approval of the 1996 Stock Incentive Plan.

The Board does not expect that any matters other than those set forth in the Notice of the Annual Meeting will be brought before the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

The close of business on September 18, 1996, has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. At the close of business on September 18, 1996, the Company had 10,300,661 shares of Common Stock outstanding.

                           ELECTION OF DIRECTORS

Nine (9) directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected. The affirmative vote of the holders of a majority of the shares entitled to be present or represented and to vote at the Annual Meeting will be required to elect each of the nominees.

Unless authority is withheld or a vote is abstained on the proxy card, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxy FOR the election of the nine nominees listed below. Consistent with the Company's Charter and pursuant to corporation law of the State of Delaware, the total votes received, including abstentions, will be counted for purposes of determining a quorum. Broker non-votes will be counted towards determining a quorum but will not be counted as voting for any candidate. Six of the nominees are currently members of the Board of Directors (the "Board"). The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxies will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.


                                   NOMINEES

Listed below are the nominees for director, with information showing the age of each, the year each was first elected as a director of the Company, and the business affiliation of each. Seven of the eight nominees are outside directors.

OUTSIDE DIRECTORS
-----------------

Richard L. Leatherwood, 57. Director Nominee. Corporate Director, Dominion Resources Inc., Virginia Power and Dominion Energy Inc, 1994-present. President and Chief Executive Officer, CSX Equipment Group, 1986-1991. Vice Chairman, Chessie System Railroads and Seaboard System Railroad, 1985. President and Chief Executive Officer, Texas Gas Resources Group, 1983-1985.

Alan S. Parsow, 46. Director of the Company since 1993. Private investor. General Partner, Parsow Partnership, Ltd. (investments), 1987-present. General Partner, Elkhorn Partners Limited Partnership (investments), 1989-present. Vice President, Parsow's Fashions For Men (retailing), 1987-present; Director, Republic Funds (mutual fund), 1984-present. Former Director, Campbell Resources, Orange Co., and National Lampoon.

Larry L. Pfirman, 50. Director of the Company since 1993. Private investor. Founder, Chairman, and Chief Executive Officer, Tara Lee Sportswear, Inc. (clothing manufacturer), 1978-present. Founder and Chairman, Spectro Knit Mfg. Co. (clothing manufacturer), 1978-present.

Warren R. Phillips, 55. Director of the Company since 1974. Executive Vice Chairman, Chief Executive Officer and Secretary/Treasurer, Moscow/Maryland, Inc. (formerly, Soviet American Venture Initiatives (US-USSR); Chief Executive Officer, International Initiative, Inc., 1995- present. Professor and other senior posts, University of Maryland, 1974-present. Consulting in National Defense, Political Sciences, Information Systems, Foreign Affairs, International Relations, Simulation and Crisis Management, Quantitative
Analysis:  Department of State, Department of Defense, Department of Energy,

Arms Control and Disarmament Agency, Maryland State Legislature, USAID, IBM, Ford Foundation, Brown & Root, Inc., Bendix Corporation, RAND Corporation, Arthur Young. Ph.D., University of Hawaii-Political Sciences.

Charles P. Revoile, 62. Director of the Company since 1993. Private investor. Legal and business consultant, 1992-present. Senior Vice President, General Counsel and Secretary, CACI International Inc, 1985-1992 (retired 1992). Vice President and General Counsel, Stanwick Corporation, 1971-1985.

William B. Snyder, 67. Director Nominee. Chairman of Southern Heritage Insurance Company, Merastar Insurance Company, Southern Heritage Holdings, Inc., and Merastar Corporation. Chairman and Chief Executive Officer, GEICO Corporation, 1985-1993. Board member and past Chairman of the National Association of Independent Insurers (1989-1990). Board member of Phillips Publishers, Inc.

Richard P. Sullivan, 63. Director Nominee. Chairman and Chief Executive Officer, The J.L. Wickman Co., Inc., 1992-present. Vice Chairman Ferris Baker Watts, Incorporated, Chief Executive Officer, Baker, Watts & Co., Inc., 1987-1993. Past and present Corporate Director; Equitable Bancorporation, Monumental Corporation, Noxell Corporation, PRC, PharmaKinetics Labs, Inc., National Association of Manufacturers. Board member, The United Way of Central Maryland, Central Maryland YMCA, The Johns Hopkins University, 1979-1991, Towson State University School of Business and Economics.

John M. Toups, 70. Director of the Company since 1993. Outside Director, Halifax Corporation, NVR, Inc., Telepad Corporation, and Thermatrix Inc. Chairman of the Board and Chief Executive Officer, The National Bank of Washington and Washington Bancorp, 1990. President and Chief Executive Officer, PRC, Inc., 1978-1987. Chairman, PRC, Inc., 1985-1987. Trustee and former President of the Board of Trustees, George Mason University Foundation and Fairfax Hospital System Foundation Board of Trustees. Director and past President, Professional Services Council Board of Directors. Past Director, PRC, Inc., Emhart Corporation, Washington Bancorp, Washington Gas Light Company, Comsite International and Guest Services.

Management Director
-------------------

Dr. J.P. London, 59. Chairman of the Board, President and Chief Executive Officer. Elected Chairman, April 1990. Director of the Company since 1981. Joined CACI 1972, developed CACI's extensive work in advanced information systems, systems engineering and logistics sciences. Vice President 1975, Senior Vice President 1977, Executive Vice President 1979, Operating Division President 1982, President and CEO 1984. Senior Advisory Board, Northern Virginia Technology Council; Board of Advisors, the George Washington University School of Business and Public Management; Board of Advisors, the Marymount University. KPMG High Tech Entrepreneur Award 1995; Distinguished Alumni Award, George Washington University 1996. B.S., U.S. Naval Academy, Engineering; M.S., U.S. Naval Postgraduate School-Operations Research; Doctorate, George Washington University, Business Administration, conferred "with distinction".

              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board held eleven meetings during the fiscal year ended June 30, 1996. Each director, while acting as director, attended at least 75% of the total number of meetings held by the Board and committees of the Board on which he served, with the exception of Director Phillips, who attended eight of the eleven meetings of the Special Independent Committee.
The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, and a Special Independent Committee during fiscal 1996.

During the first half of fiscal 1996, the Compensation Committee consisted of Directors Coleman, Pfirman, Sacks and Toups. Effective January 1, 1996, Director Revoile was appointed to the Compensation Committee, and Director Parsow began participation as an ex officio member of the Committee. The Compensation Committee administers the Company's 1986 Employee Stock Incentive Plan, determines the benefits to be granted to key employees thereunder, and is responsible for determining and making recommendations to the Board of Directors regarding compensation to be paid to officers of the Company. The Compensation Committee met ten times during fiscal 1996. A report of the Compensation Committee regarding executive compensation appears below in this Proxy Statement.

During fiscal 1996, the Executive Committee was composed of Directors London, Parsow, Pfirman, Phillips and Toups. The Executive Committee, which met on three occasions during fiscal 1996, is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.

During the first half of fiscal 1996, the Audit Committee consisted of Directors Pfirman, Phillips, Revoile and Sacks. Beginning on January 1, 1996, the Audit Committee consisted of Directors Coleman, Phillips, Revoile and Sacks. The Audit Committee is responsible for overseeing and reviewing the Company's financial information which will be provided to stockholders and others, the system of internal controls established by management and the Board of Directors, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal 1996.

The Investor Relations Committee, which met on four occasions during fiscal 1996, determines and oversees the Company's investor relations program and reviews the Company's shareholder profile. The Investor Relations Committee was composed of Directors Coleman, Parsow, and Revoile for the first six months of the fiscal year, and Directors Coleman, Parsow and Sacks for the remainder of the fiscal year.

In addition to the above committees, a Special Independent Committee was authorized by the Board of Directors in September, 1995 and was composed of Directors Coleman, Phillips, Revoile, Sacks and Toups. This committee met eleven times in fiscal 1996 with the central objective of reviewing strategic alternatives available to the Company, reporting to the rest of the Board the alternatives identified and evaluated, and providing recommendations to the Board with respect to the alternatives reviewed.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of August 31, 1996, with respect to beneficial ownership of the Company's Common Stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.


                         Amount of Beneficial
                             Ownership of                  Percent of Common
Beneficial Owner             Common Stock                       Stock <F1>
-----------------------------------------------------------------------------

Dr. J. P. London               937,395 <F2>                       9.1%
1100 North Glebe Road
Arlington, Virginia 22201

Parsow Partnership, Ltd.       877,200 <F3>                       8.5%
2222 Skyline Drive
Elkhorn, Nebraska 68022

Larry L. Pfirman               660,400 <4>                        6.4%
601 Water Street
New Berlin, PA 17855

FMR Corp.                    1,201,900 <5>                       11.8%
82 Devonshire Street
Boston, MA 02109

Wanger Asset Mgmt.             907,600 <6>                        8.9%
227 West Monroe St. - 3000
Chicago, IL 60606-5016

--------------------------
[FN]
<F1>  All options are treated as exercised for shares of Common Stock.

<F2>  Dr. London holds options that are currently exercisable for 198,500 shares of Common Stock and are included in this table. 21,569 of the shares included in this table are indirectly owned by Dr. London.

<F3>  According to a Form 4 statement filed by Alan S. Parsow, this includes
75,000 shares of Common Stock beneficially owned by Elkhorn Partners Limited Partnership, which shares the same address as Parsow Partnership, Ltd., 2222 Skyline Drive, Elkhorn, Nebraska 68022. Alan S. Parsow is the General Partner of both Parsow Partnership Ltd. and Elkhorn Partners Limited Partnership.

<F4>  Includes 95,400 shares of Common Stock beneficially owned by Mr.
Pfirman's wife, Deborah L. Pfirman, and 108,000 shares beneficially owned by Mr. Pfirman's daughter.

<F5>  This information is based on a Form 13F-E filed June 30, 1996.

<F6>  This information is based on a Form 13F-E filed June 30, 1996.

The following table provides information with respect to beneficial ownership for each executive officer, each present director, each director nominee, and for all executive officers and directors of the Company as a group.

Name of Beneficial Owner       Amount of Beneficial           Percent of
      and Position           Ownership of Common Stock      Common Stock <F1>
-----------------------------------------------------------------------------
Dr. J.P. London                    937,395 <F2>                   9.1%
  CEO, Chairman and
  Nominee

James P. Allen <F3>                  5,000                         * <F4>
  Executive Officer

Joseph S. Annino <F5>              296,356                        2.9%
  Former Executive Officer

Gregory R. Bradford                115,000 <F6>                   1.1%
  Executive Officer

Paul J. Coleman                        963                         *
  Director

Jeffrey P. Elefante                 22,000 <7>                    0.2%
  Executive Officer

Joseph J. Lenz <F8>                  6,666 <F8>                    *
  Executive Officer

Ray J. Oleson                      264,968 <F9>                   2.6%
  Executive Officer

Alan S. Parsow                     877,200 <F10>                  8.5%
  Director and Nominee

Larry L. Pfirman                   660,400 <F11>                  6.4%
  Director and Nominee

Warren R. Phillips                  14,000 <F12>                   .1%
  Director and Nominee

Charles P. Revoile                  27,300 <F13>                   .3%
  Director and Nominee

William K. Sacks                     1,000                         *
  Director

Samuel R. Strickland <F14>               0                         *
  Former Executive Officer

John M. Toups                        3,000                         *
  Director and Nominee

All Executive Officers and       3,231,248                       31.6%
Directors as a Group
(15 in number)
--------------------------

[FN]
<F1>  All options exercisable currently or within the next 6 months are treated as exercised for shares of Common Stock.

<F2>  See Note 2 to the table of beneficial owners on page 6.

<F3>  Mr. Allen joined the company as Executive Vice President, Chief
Financial Officer, Treasurer and Director of Business Services on March 1,
1996.

<F4>  The asterisk (*) denotes that the individual holds less than one tenth of one percent (0.1%) of Common Stock.

<F5>  Mr. Annino retired from his position as an executive officer effective
September 30, 1995, but continues to serve the Company in other capacities.

<F6>  Includes 65,000 shares issuable upon the exercise of options which are exercisable within the next six months.

<F7>  Includes 22,000 shares issuable upon the exercise of options which are exercisable in the next six months.

<F8>  Mr. Lenz became President of CACI Products Company on October 1, 1995
Includes 6,666 shares issuable upon the exercise of options which are exercisable within the next six months.

<F9>  Includes 215,000 shares issuable upon the exercise of options which are currently exercisable.

<F10>  See Note 3 to the table of beneficial owners on page 6.

<F11>  See Note 4 to the table of beneficial owners on page 7.

<F12>  Includes 14,000 shares issuable upon the exercise of options which are currently exercisable.

<F13>  Includes 27,300 shares issuable upon the exercise of options prior to
December 31, 2000.

<F14>  Mr. Strickland resigned his position in November 1995.

Section 16(a) Reporting
-----------------------

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.


                             EXECUTIVE OFFICERS

The executive officers of the Company are Dr. J.P. London, Chairman of the Board, President and Chief Executive Officer, and the following five persons indicated in the table below. Executive officers are elected by the Board of Directors and serve at the pleasure of the Board.


                    Positions and Offices          Principal Occupations,
Name, Age           With the Company               Past Five Years
---------------------------------------------------------------------------------------------------------------------------------
James P.            Executive Vice President,      Executive Vice President, Chief Financial Officer,
Allen, 47           Chief Financial Officer,       Treasurer & Director of Business Services for the
                    Treasurer & Director of        Company since March 1996; Vice President of
                    Business Services              Finance of I Net, Incorporated, 1995-1996;
                                                   Executive Vice President of Finance &
                                                   Administration for RJO Enterprises, 1992-1995; Vice
                                                   President of Finance, Chief Financial Officer &
                                                   Treasurer of Fairchild Space & Defense Corporation,
                                                   1989-1992 (Aerospace Products and Engineering
                                                   Services).

Gregory R.          President, Marketing           President, Marketing Systems Group since January
Bradford, 47        Systems Group; President       1994; President, CACI Limited since January 1994;
                    and Managing Director,         Managing Director, CACI Limited, 1986-present.
                    CACI Limited

Jeffrey P.          Executive Vice President,      Executive Vice President of the Company since July
Elefante, 50        General Counsel and            1996; General Counsel and Secretary of the
                    Secretary                      Company, 1992-present; Senior Vice President,
                                                   1992-1996; Vice President, 1988-1992; Assistant
                                                   General Counsel, 1987-1992.

Joseph J.           President                      President of CACI Products Company since October
Lenz, 44            CACI Products Company          1995; Senior Vice President, CACI Products
                                                   Company worldwide sales, January 1995 to
                                                   September 1995; Senior Vice President, Managing
                                                   Director of CACI Nederland B.V., 1992-1995;
                                                   Senior Vice President, CACI Products Company
                                                   International Operations (London-based), 1991-1992;
                                                   Senior Vice President of CACI Products Company
                                                   international sales, 1988-1992.

Ray J.              President and                  President and Chief Operating Officer: CACI, Inc.,
Oleson, 52          Chief Operating Officer        CACI, INC. - COMMERCIAL, CACI, INC. -
                                                   FEDERAL, CACI Field Services, Inc., CACI
                                                   Systems Integration Inc, 1990-present.

                     DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Directors
-------------------------

During fiscal 1996, directors who were not employed by the Company or any of its subsidiaries were compensated according to the following arrangements for their participation in meetings of the full Board of Directors and its committees of which they were members:

- FULL BOARD - During the first six months of fiscal 1996, Three Thousand Seven Hundred Fifty Dollars ($3,750) per quarter plus expenses to cover up to six (6) meetings of the Board during the year, plus One Thousand Dollars ($1,000) per meeting for each additional meeting. As of January 1, 1996, Four Thousand Dollars ($4,000) per quarter plus expenses to cover up to six
(6) meetings of the Board per calendar year to accomplish all REGULAR business. Special meetings of the Board are compensated at Seven Hundred Fifty Dollars ($750) per meeting plus expenses for meetings of two hours or less or Two Thousand Dollars ($2,000) per meeting plus expenses for meetings of more than two hours.

- AUDIT COMMITTEE - For the first six months of fiscal 1996, One Thousand Five Hundred Dollars ($1,500) plus expenses for one (1) meeting each quarter. Effective January 1, 1996, Two Thousand Dollars ($2,000) plus expenses to cover one (1) meeting each quarter to accomplish all REGULAR business. Special meetings of the Committee are compensated at Seven Hundred Fifty Dollars ($750) per meeting plus expenses for meetings of two hours or less or Two Thousand Dollars ($2,000) per meeting plus expenses for meetings of more than two hours.

- COMPENSATION COMMITTEE - During the first half of fiscal 1996, One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting attended. As of January 1, 1996, Two Thousand Dollars ($2,000) per quarter plus expenses to cover one (1) meeting each quarter to accomplish all REGULAR business. Special meetings of the Committee are compensated at Seven Hundred Fifty Dollars ($750) per meeting for meetings of two hours or less or Two Thousand Dollars ($2,000) per meeting for meetings of more than two hours.

- EXECUTIVE COMMITTEE - In the first six months of fiscal 1996, One Thousand Five Hundred Dollars ($1,500) semi-annually plus expenses to cover up to six (6) meetings per year; and One Thousand Five Hundred Dollars ($1,500) per in-person meeting, or Five Hundred Dollars ($500) for telephonic meetings, in excess of six (6) meetings per year. Effective January 1, 1996, Two Thousand Dollars ($2,000) per quarter to cover two (2) meetings each quarter to accomplish all REGULAR business. Special meetings of the Committee are compensated at Seven Hundred Fifty Dollars ($750) per meeting for meetings of two hours or less or Two Thousand Dollars ($2,000) per meeting for meetings of more than two hours.

- INVESTOR RELATIONS COMMITTEE - For the first six months of fiscal 1996, One Thousand Five Hundred Dollars ($1,500) plus expenses for each meeting. As of January 1, 1996, Two Thousand Dollars ($2,000) per quarter to cover two
(2) meetings each quarter to accomplish all REGULAR business. Special meetings of the Committee are compensated at Seven Hundred Fifty Dollars ($750) per meeting for meetings of two hours or less or Two Thousand Dollars ($2,000) per meeting for meetings of more than two hours.

- SPECIAL INDEPENDENT COMMITTEE - One Thousand Five Hundred Dollars ($1,500) per meeting.

Directors who are employees of the Company or one of its subsidiaries receive no separate compensation for their services as directors, except for reimbursement for expenses associated with attending meetings of the Board and its committees.

During fiscal 1997, directors who are not employed by the Company or any of its subsidiaries will be compensated on the same basis as in the second half of fiscal 1996 for their participation in meetings of the full Board and its committees of which they are members.

Compensation of Executive Officers
----------------------------------

The following table summarizes compensation paid by the Company and its subsidiaries to Dr. London, the Company's Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Company during fiscal year ended June 30, 1996, compared with the two previous fiscal years.

                  SUMMARY OF EXECUTIVE OFFICER COMPENSATION


                                                                                           Long Term Compensation
                                                                                           ----------------------
                                             Annual Compensation                             Awards        Payouts
---------------------------------------------------------------------------------------------------------------------------------
         (a)            (b)            (c)           (d)          (e)          (f)          (g)          (h)          (i)

                                                                 Other                                               Other
                                                                Annual      Restricted                              Annual
                                                               Compen-        Stock                      LTIP      Compen-
Name and Principal     Fiscal        Salary        Bonus        sation        Award       Options      Payouts      sation
     Position           Year           $             $            $             $            #          $ <F1>       $ <F2>
---------------------------------------------------------------------------------------------------------------------------------
J. P. London           1996        $200,000     $373,358          -             -            -           N/A       $83,948
 CEO, and              1995         200,000      450,000          -             -            -           N/A        70,062
 Chairman              1994         200,000      250,000          -             -            -           N/A        61,663

R. J. Oleson           1996        $147,000     $200,413          -             -            -           N/A       $37,364
 President and         1995         147,000      345,665          -             -            -           N/A        94,202
 Chief Operating       1994         135,000      303,724          -             -            -           N/A        42,666
 Officer,
 CACI Inc.

G. R. Bradford         1996        $171,283     $ 93,449     $24,744 <F3>       -            -           N/A       $44,233
 President and         1995        $174,119 <F4>  67,340     $28,069 <F3>       -            -           N/A        50,116
 Managing              1994        $152,850      267,367      75,000 <F5>       -            -           N/A        50,059
 Director,
 CACI Limited

Jeffrey P. Elefante    1996        $114,000     $130,587          -             -            -           N/A       $21,686
 Executive Vice        1995         114,000      146,597          -             -            -           N/A        14,844
 President/General     1994         114,000      107,303          -             -            -           N/A        20,012
 Counsel/Secretary

Joseph J. Lenz         1996        $ 93,750     $ 82,557          -             -          30,000        N/A       $21,858
 President/SSG         1995          64,167      107,845          -             -            -           N/A        15,703
 Manager               1994          55,000       98,246          -             -            -           N/A        13,100

-------------------
[FN]
<F1> "LTIP" stands for Long-Term Incentive Plan. The Company does not participate in an LTIP.

<F2>  Other Annual Compensation in this column includes accrued vacation pay in excess of amounts actually paid, amounts contributed under the Company's qualified and non-qualified pension plans, and amounts paid by the Company for leased or owned automobiles.

<F3>  Reimbursement was paid to Mr. Bradford (a U.S. citizen) for tuition costs for Mr. Bradford's children while resident in the United Kingdom.

<F4>  Mr. Bradford's compensation is paid partly in British pounds sterling and is reported in this table in U.S. dollars at the average exchange rate in effect during the fiscal year. This currency conversion causes Mr. Bradford's reported salary to fluctuate from year-to-year because of the conversion of pounds sterling to U.S. dollars.

<F5>  A cost-of-living "expatriate" adjustment was paid to Mr. Bradford to reflect the Company's requirement for Mr. Bradford's residence in the United Kingdom.

Stock Options
-------------

The table below contains information relating to stock options granted to the executive officers named above.

Option Grants During Fiscal Year 1996
-------------------------------------


                                                                                             Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                                                                            Stock Price Appreciation for
                       Individual Grants                                                   Option Term (until 12/31/2000)
---------------------------------------------------------------------------------------------------------------------------------
         (a)          (b)              (c)             (d)                (e)                 (f)                  (g)

                                   % of Total
                                     Options
                                    Granted to
                    Options         Employees        Exercise
                    Granted         in Fiscal          Price          Expiration
        Name        (#) <F1>         Year (%)       ($/Sh) <F2>          Date              5%($) <F3>            10%($) <F3>
---------------------------------------------------------------------------------------------------------------------------------
J.P. London               0            0                 0               N/A                 N/A                   N/A

R.J. Oleson               0            0                 0               N/A                 N/A                   N/A

G.R. Bradford             0            0                 0               N/A                 N/A                   N/A

J.P. Allen           50,000           25.3             $10.00          12/31/00            $133,000              $293,000

J.P. Elefante             0            0                 0               N/A                 N/A                   N/A

J.J. Lenz            30,000           15.2             $13.00          12/31/00            $114,000              $253,800

------------
[FN]
<F1>  Option grants are permitted under the Company's stockholder-approved
1986 Employee Stock Incentive Plan. Specific grants are determined by the Compensation Committee of the Board of Directors, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code with respect to Incentive Stock Options. The shares granted are in the form of Non-Qualified Stock Options. Of the shares granted to Mr. Allen, 10,000 are exercisable on March 1, 1997, and 20,000 each are exercisable on December 31, 1997 and December 31, 1998. Mr. Lenz's shares are exercisable as follows:
5,000 shares on October 1, 1996; 5,000 shares on October 1, 1997; and 20,000 shares on October 1, 1998. All grants are exercisable until December 31, 2000, so long as the Grantee remains an employee of the Company. The options will lapse if the Grantee leaves the Company before the exercise date, or the Grantee fails to exercise the options within 60 days of leaving the Company after the exercise date, or the Grantee fails to exercise the options prior to January 1, 2001.

<F2>  The exercise price of options granted under the Plan is equal to the average of the high and low prices of the stock on the date of grant.

<F3>  The potential realizable value of the options assumes option exercise on December 31, 2000 and is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and
(ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end. The assumed annual rates in this column are suggested by the Securities and Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an individual will be at or near the value estimated in this column.

Aggregated Option Exercises in Fiscal 1996, and Fiscal Year-End
Option Values
-------------

     (a)            (b)            (c)                    (d)                            (e)
                  Shares                               Number of                Value of Unexercised
                 Acquired                       Unexercised Options at        In-the-Money Options at
                    on            Value            June 30, 1996 (#)              June 30, 1996 ($)
                 Exercise        Realized
    Name           (#)            ($) <F1>    Exercisable    Unexercisable   Exercisable   Unexerciable <F2>
------------------------------------------------------------------------------------------------------------
J.P. London            0         $     0       198,500               0      $2,648,562       $      0
R.J. Oleson       10,000          76,250       205,000          47,500       3,018,963        360,837
G.R. Bradford          0               0        60,000          25,000         568,812        205,050
J.P. Allen             0               0             0          50,000               0        287,500
J.P. Elefante          0               0        17,334          12,666         208,471        107,358
J.J. Lenz          1,667          13,961             0          30,000               0         82,500

-----------
[FN]
<F1>  Market value of underlying securities at exercise, minus the exercise price.

<F2>  The value of unexercised in-the-money options is calculated by subtracting the exercise price from the market value of the Company's stock at fiscal year-end (which was $15.75, based on the closing price of the Common Stock as reported on the NASDAQ National Market on June 30, 1996).

Employment Agreement
--------------------

On August 17, 1995, the Company entered into an employment agreement (the "Employment Agreement") with Dr. J.P. London, the Chairman of the Board, President and Chief Executive Officer of the Company. The purpose of the Employment Agreement is to assure the Company of Dr. London's committed services for a fixed period of time. The term of the Employment Agreement is for one year with an automatic one-year extension each year. The Employment Agreement provides for a salary of not less than Two Hundred Thousand Dollars ($200,000) per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase and stock option plans as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The Employment Agreement also provides that the Company will reimburse business expenses incurred in the performance of Dr. London's duties. The Employment Agreement restricts Dr. London's right to compete with the Company or to offer employment to Company employees following termination.

The Employment Agreement may be terminated by the Company in the event of death, disability or for cause as determined by the Board. In the event of termination for any other reason, except for the occurrence of a change of control, the Employment Agreement provides that the Company will pay an amount equal to eighteen (18) months of Dr. London's current base salary. In the event of a termination within one year of the effective date of a change of control, as defined in the Agreement, the Employment Agreement provides for a termination payment equal to thirty-six (36) months of Dr. London's current base salary, as defined in the Agreement.

                       COMPANY STOCK PERFORMANCE CHART

The following chart shows how $100 invested as of June 30, 1991 in shares of the Company's Common Stock would have grown during the five year period ended June 30, 1996, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index, and in the Standard & Poor's Technology 500 Index.

Comparison of Five Year Cumulative Total Return

CACI International Inc, S&P 500 Index, and S&P High-Tech Composite Index

                                                         June 30
                        Base     --------------Index Returns-----------------

Company/Index Name        1991     1992     1993     1994     1995     1996
-----------------------------------------------------------------------------

CACI International Inc  $100.00  $143.42   $137.74  $256.64  $369.87  $475.54

S&P 500 Index            100.00   113.41    128.87   130.68   164.75   207.59

S&P Technology-500 <F1>  100.00   106.15    123.98   134.27   218.46   260.30


[FN]
<F1>  This index was previously designated the "S&P High Tech Composite".
The title was changed by Standard & Poor's effective July 1996.

                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Policies on compensation of the Company's executives are subject to the oversight of the Compensation Committee of the Board. As noted above, the members of the Compensation Committee during fiscal 1996 were Dr. Paul J. Coleman, Jr., Larry L. Pfirman, Charles P. Revoile, William K. Sacks, and John M. Toups. <F1> Each member of the Compensation Committee is a non-employee director. Recommendations of the Compensation Committee relating to the compensation of the Company's Executive Officers are subject to approval by the full Board. However, decisions about awards to Executive Officers under the Company's 1986 Employee Stock Incentive Plan are made exclusively by the Compensation Committee, in order for the grants or awards under such plan to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Set forth below is the report submitted by the Board's Compensation Committee for fiscal 1996 (the "Report"). This Report addresses the Company's compensation policies for fiscal year 1996, as such policies affected (i) Dr. London and (ii) Messrs. Allen, Annino, Bradford, Elefante, Lenz, Oleson and Strickland, who were the Company's executive officers (collectively, those eight (8) executives are referred to in this report as the "Executive Officers"). <F2>

Compensation Policies Toward Executive Officers
-----------------------------------------------

The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's strategic and operational goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining highly-qualified executives. The Company strives for fair but not excessive compensation of its Executive Officers.

Generally, Executive Officers' overall compensation levels are intended to significantly reflect the Company's operating performance. In addition, the overall compensation levels of Executive Officers are intended to be competitive with other companies of a similar size in the Company's industry. The Company strives to keep salaries at or below the mid-point of the salary range for comparable positions while offering the opportunity for better-than-average incentive compensation based on Company performance. Executive Officers' incentive compensation programs typically include operating performance thresholds (or "cut" levels) below which no bonus is paid.

-----------------------------
[FN]
<F1>  Between July 1, 1995 and November 15, 1995, the Compensation Committee
was composed of Directors Coleman, Pfirman, Sacks, and Toups. From and after the Organizational Meeting of the Board held on November 15, 1995, the Committee added Director Revoile, who now serves as Chairman of the Committee.

<F2>  Mr. Strickland was replaced as Executive Vice President, Chief
Financial Officer and Treasurer by James P. Allen effective March 1, 1996. Mr. Annino was replaced as President of the CACI Products Company by Mr. Joseph J. Lenz, effective October 1, 1995.

The Compensation Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial as ways to align management's interests and incentives with stockholders' interests toward the enhancement of stockholder value. The Compensation Committee also believes that stock options can be an effective device for recruiting highly-qualified executives to the Company management team. The Compensation Committee further believes that stock option programs with future exercise dates are an effective means to encourage key executives to remain with the Company. As a result, the Compensation Committee has used stock-based elements in the Company's compensation packages for its Executive Officers.

The Compensation Committee also has followed a practice of reviewing cost-of-living and expatriate adjustments to certain Executive Officers for whom extended overseas assignment has been a requirement. In fiscal year 1996, this practice affected Mr. Bradford, who received a school tuition adjustment as a result of his residency in London, England. Mr. Bradford is an Executive Vice President of the Company, and is President and Managing Director of CACI Limited, a subsidiary of the Company in the United Kingdom, and has been residing in England as a result of his Company assignment since 1984.

Relationship of Company Performance to Executive Compensation
-------------------------------------------------------------

Compensation paid to the Company's Executive Officers in fiscal year 1996, as reflected in the Table included in this Proxy Statement, primarily consisted of base salary and performance bonus. In addition, as reflected in the aforesaid Table, the Compensation Committee approved stock options to certain Executive Officers under the Company's 1986 Employee Stock Incentive Plan (the "Stock Incentive Plan").

Measures of performance which are taken into account in determining the Company's executive compensation include: (i) the Company's after-tax earnings and related earnings per share, and (ii) target (derived from the fiscal year operating plan approved by the Board of Directors) versus actual operating performance, generally in terms of revenue and after-tax earnings. Subjective considerations of individual performance are considered as well in establishing executive compensation elements.

Bonus Arrangements
------------------

The Company's bonuses to its Executive Officers are based on both objective and subjective performance criteria. Objective criteria include accomplishment of specific strategic objectives, and also actual versus target (derived from the fiscal year operating plan) operating performance, both as to the Company as a whole and, for those Executive Officers in charge of an operating unit, as to the officer's particular operating unit. Target operating objectives utilized for purposes of determining bonuses (including revenue and profit quotas) are based on business plans developed by the individual Executive Officers under the supervision of the Chief Executive Officer, subject to review by the Compensation Committee and approval by the Company's full Board of Directors.

Subjective performance criteria encompass evaluation of each Executive Officer's initiative and contribution to overall corporate performance apart from quantitative financial performance the officer's managerial ability, and the officer's performance and effort on special projects or in pursuit of strategic objectives that the officer may have undertaken. Performance under these subjective criteria was determined at or close to the end of fiscal year 1996 after discussions among the members of the Compensation Committee and, for all Executive Officers other than Dr. London, after discussions with the Chief Executive Officer.

Executive Officers' 1996 target amounts, and related incentives, were established early in the fiscal year following a review to ascertain the compensation levels which were necessary or desirable to maintain the Company's compensation structure on a competitive basis with others in the industry consistent with the Company's compensation philosophy, and to provide appropriate incentives for achieving desired Company performance. Quarterly performance targets were established early in the fiscal year, then updated quarter-by-quarter to reflect actual operating results and to enhance the Company's chances of exceeding yearly performance goals.

Stock Incentive Plan
--------------------

The Company's Stock Incentive Plan is another component of the Executive Officers' fiscal 1996 compensation package. The Stock Incentive Plan is intended to advance the Company's interests by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the acquisition of Company securities, thereby increasing the personal stake of these key employees in the success of the Company and encouraging them to remain in the employ of the Company and its subsidiaries. The Stock Incentive Plan is also intended to provide additional incentive to highly-qualified candidates to accept employment with the Company.

The Stock Incentive Plan is overseen by the Board's Compensation Committee. In addition to meetings at which the other responsibilities of the Compensation Committee are addressed, the Compensation Committee meets at least twice each fiscal year, and at other times if it chooses or at the request of the Chief Executive Officer, to designate eligible employees, if any, to participate under the Stock Incentive Plan and the type, amount, and dates of any grants to be made. The Compensation Committee determines specific grants, subject to the annual limitations permitted under Section 422A of the Internal Revenue Code (pertaining to Incentive Stock Options).

Participation in the Stock Incentive Plan may be in the form of (i) Common Stock or securities convertible into shares of Common Stock, (ii) Incentive Stock Options as defined in Section 422A of the Code, (iii) options not qualifying under Section 422A of the Code as Incentive Stock Options (i.e., non-qualified options), or (iv) any combination thereof. Incentive Stock Options can be granted only to persons who are employees (including officers) of the Company or any of its subsidiaries when the options are granted. The total number of shares that may be issued under the Stock Incentive Plan is 5,200,000 shares of Common Stock. The Stock Incentive Plan does not impose any limitation on the number of shares of Common Stock with respect to which options may be granted to any individual under the Stock Incentive Plan.

During fiscal 1996, the Compensation Committee approved the following grants of non-qualified options for Common Stock to the Executive Officers, granted with an exercise price as shown, which price in each case was the average of the high and low prices of the stock on the date of the grant: James P. Allen, 50,000 shares with an exercise price of $10 per share, exercisable in installments of 10,000 shares on March 4, 1997, 20,000 shares on December 31, 1997 and 20,000 shares on December 31, 1998; Joseph J. Lenz, 30,000 shares with an exercise price of $13 per share, exercisable in installments of

10,000 shares each on October 1, 1996, 1997 and 1998.

While the value realizable from exercisable options is dependent at least in part upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock, the decision as to whether such value will be realized in any specific year is primarily determined by each individual and not by the Company or the Compensation Committee.
Accordingly, the Compensation Committee determined that the fiscal 1996 option grants were reasonable and appropriate, notwithstanding gains that could be realized by certain Company executives as a result of their individual decisions to exercise stock options granted in previous years (see the Table included above in this Proxy Statement, indicating amounts realized by the Executive Officers from option exercises in fiscal year 1996 and the value inherent in unexercised options as of the Company's fiscal year-end, June 30, 1996).

Other Compensation Plans
------------------------

At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Executive Officers are permitted to participate on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. For example, under the Company's Pension Plan, the Company makes contributions based on employee compensation. Participants may select from a variety of investment options available through the Pension
Plan.   Similarly, under the Company's voluntary 401(k) $MART Plan, participants may select from a variety of investment options. At various times in the past, certain of the Executive Officers have elected to have a portion of their 401(k) $MART Plan savings and/or a portion of their Pension Plan contributions invested in the CACI Common Stock investment options under the Plans. These voluntary elections provided an additional way to link officer and employee interests more directly to that of stockholders. The Company makes no contribution to the 401(k) $MART Plan. Participation is voluntary and subject to Department of Labor and IRS rules of eligibility and contribution of pre-tax compensation.

Chief Executive Officer Compensation for Fiscal Year 1996, and Relationship to Company Performance
----------------------

The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to tie a significant portion of his compensation to Company performance, and to seek to be competitive with other companies of similar size in the Company's industry. While this approach results in some fluctuation in the actual level of the Chief Executive Officer's compensation, the Compensation Committee believes that a compensation scheme weighted in this fashion appropriately motivates the Company's Chief Executive Officer toward Company performance goals, while acknowledging the importance to the Chief Executive Officer of having some certainty in the level of his compensation through its non-Company performance-based elements.

Dr. London's salary and bonus compensation for fiscal 1996 was five hundred seventy-three thousand three hundred fifty-eight dollars ($573,358), a decrease of seventy-six thousand six hundred forty-two dollars ($76,642) from fiscal 1995 as a result of the operation of Dr. London's incentive compensation plan applied to the Company's net-earnings of nine million eight hundred fifty-one thousand dollars ($9,851,000) in fiscal 1996.

Dr. London's fiscal 1996 incentive compensation was based on the Company's net after-tax profit, both for individual quarters within the fiscal year and for the fiscal year as a whole. Subject to a cap of Five Hundred Thousand Dollars ($500,000) on the aggregate of quarterly and annual bonuses earned, Dr. London was entitled to a bonus based on each quarter's net after tax profit so long as the net after tax profit for such quarter exceeded the net after tax profit for the same quarter of fiscal 1995, and a larger, variable bonus upon reaching or exceeding a pre-determined threshold net after-tax profit level for the fiscal year. With the Company generating net earnings of nine million eight hundred fifty-one thousand dollars ($9,851,000) during fiscal year 1996, by operation of the applicable bonus formulae and the cap on his incentive compensation, Dr. London earned three hundred seventy-three thousand three hundred fifty-eight dollars ($373,358) aggregate incentive compensation for quarterly and annual net after-tax profit results for the fiscal year.

The Committee believes that, in view of the Company's excellent performance for the year, Dr. London's compensation for fiscal 1996 was reasonable.

In June 1996, the Compensation Committee and the Board of Directors approved a bonus arrangement for Dr. London for fiscal 1997 which ties a significant portion of Dr. London's compensation to the achievement by the Company of certain profit results during fiscal year 1997.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS:

Charles P. Revoile, Chairman    Dr. Paul J. Coleman, Jr.    Larry L. Pfirman

                    William K. Sacks          John M. Toups

                  TRANSACTIONS WITH MANAGEMENT AND OTHERS;
                             OTHER INFORMATION

During fiscal year 1996, the Company offered, with the approval of the Board of Directors, a severance compensation agreement (the "Severance Agreement") to James P. Allen. The Severance Agreement, like that offered to other of the Company's Executive Officers in fiscal year 1995, maximizes the availability to the Company of each Executive Officer's managerial experience and knowledge of the affairs of the Company. The Severance Agreement, effective March 1, 1996, provides for the payment of severance in an amount equal to twelve (12) months base salary, in the event that the Executive's employment is terminated for any reason other than cause, death, medical or physical incapacity, voluntary retirement or resignation. In the event of a termination within one (1) year of the date of a change-of-control, the severance payment to the Executive will be twenty-four (24) months base salary. The term of the Severance Agreement is one (1) year, with automatic renewal, subject to a change in the Senior Executive Severance Policy applicable to the Executive Officers.

There exist no other transactions with management and others (as defined by applicable regulations), to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds Sixty Thousand Dollars ($60,000).

Legal Proceedings
-----------------

Information regarding the status of the Company's legal proceedings is included in its annual report on Form 10-K and is incorporated herein by reference. Since the date of filing the Form 10-K, there have been no further material developments to the Company's legal proceedings.


                           RATIFICATION OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, as auditors to examine and report on the Company's financial statements for the fiscal year ending June 30, 1997. At the Annual Meeting, stockholders will vote on whether to ratify the selection of Deloitte & Touche LLP. If a quorum is present, the vote of the holders of a majority of the shares of common stock present or represented at the Meeting and entitled to vote will be required to ratify such selection.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. Deloitte & Touche's representatives will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION. If circumstances not presently contemplated so require, the Board of Directors may, at a later date, reconsider the appointment of Deloitte & Touche LLP, notwithstanding that a majority of shares may be voted to ratify their appointment.

                  APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

The Company has had a Stock Incentive Plan, as described above under "Director and Executive Officer Compensation", pursuant to which options to purchase an aggregate of 3,980,280 shares of the Company's Common Stock have been authorized through September 24, 1996. That Plan has expired by its terms, and the Board of Directors has adopted the 1996 Stock Incentive Plan, ("the 1996 Plan") subject to approval by the stockholders, to replace it. Under the Internal Revenue Code (the "Code"), stockholder approval is necessary for stock options relating to the shares issuable under the 1996 Plan to qualify as incentive stock options under Section 422 of the Code. The Company is also seeking approval of the 1996 Plan, in part, in order to qualify compensation received under the 1996 Plan as "performance-based compensation" for purposes of Section 162(m) of the Code. Approval for both purposes will require the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and voting on the Proposal.

The Company intends to file, as soon as practicable after stockholder approval of the 1996 Plan, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock issuable under the 1996 Plan.

The full text of the 1996 Plan as adopted by the Board of Directors is printed as Appendix A, beginning on page A-1. The following is a summary of some of its provisions:

The 1996 Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, (ii) options that do not so qualify ("Nonqualified Options"), (iii) shares of stock at no cost or at a purchase price set by the Committee, subject to restrictions and conditions determined by the Committee, (iv) unrestricted shares of stock at prices set by the Committee, (v) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Committee, and (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights").

Up to 1,500,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued pursuant to awards granted under the 1996 Plan. No employee may be granted awards under the 1996 Plan, including stock options and stock appreciation rights, with respect to more than 300,000 shares in any calendar year.

The 1996 Plan will be administered by a Committee of Directors who are not officers or employees of the Company (the "Committee"). The Committee will select the individuals to whom awards are granted and will determine the terms of each award, subject to the provisions of the 1996 Plan. Awards may be granted under the 1996 Plan to employees, including officers and directors who are also employees. As of September 1, 1996, approximately 3,200 employees were eligible to participate in the 1996 Plan.

No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders"). The exercise price of Incentive Options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000).

Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Incentive Options generally may not be exercised after (i) termination of the optionee's employment by the Company for cause, (ii) ninety days after termination of the optionee's employment by the Company without cause or by the optionee voluntarily, including retirement in accordance with the Company's policy, (iii) one year following the optionee's termination of employment with the Company by reason of disability, and (iv) two years following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with the Company. The terms and conditions of Nonqualified Options and Stock Appreciation Rights will be determined by the Committee in connection with each grant, if any.

Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Committee, shares of Common Stock having a fair market value equal to the option price of such shares, (iii) with the consent of the Committee, delivery of such documentation as the Committee and the broker, if applicable, will require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) with the consent of the Committee, such other consideration which is acceptable to the Committee and has a fair market value equal to the option price of such shares, or (v) with the consent of the Committee, a combination of the foregoing.

Federal Income Tax Information with Respect to the 1996 Stock Incentive Plan
----------------------------------------------------------------------------

The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forwarded indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years to the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO APPROVE THE 1996 STOCK INCENTIVE PLAN.

                                SOLICITATION

The cost of this solicitation of proxies will be borne by the Company. The firm of Morrow & Co. has been retained to assist in soliciting proxies at a fee not to exceed Six Thousand Dollars ($6,000) plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company, by telephone or telegraph, by personal contact, or by other means.


                        FUTURE STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the 1997 Annual Meeting, stockholder proposals must be received by the Company on or before June 1, 1997.


                     DOCUMENTS INCORPORATED BY REFERENCE

(1) The Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 1996, filed with the Securities and Exchange Commission on or about September 27, 1996 is incorporated by reference.

                                OTHER MATTERS

As of this date, the Board of Directors knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors


Jeffrey P. Elefante, (Secretary)


Arlington, Virginia
Dated:  October 7, 1996

Appendix A:  CACI International Inc 1996 Stock Incentive Plan

Appendix B: Letter to stockholders from J.P. London, Chairman of the Board, President and Chief Executive Officer, CACI International Inc, mailed with Proxy Statement to all stockholders on or about October 8, 1996.

Appendix C: Notice of Annual Meeting of Stockholders, mailed with Proxy Statement to all stockholders on or about October 8, 1996.

Appendix D: Proxy Card, mailed with Proxy Statement to all stockholders on or about October 8, 1996.

Appendix E: Reminder Card, mailed with Proxy Statement to all stockholders on or about October 8, 1996.

                                                           APPENDIX A

                            CACI INTERNATIONAL INC
                          1996 STOCK INCENTIVE PLAN


SECTION 1.  General Purpose of the Plan; Definitions

The name of the plan is the CACI International Inc 1996 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers and employees of CACI International Inc (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Act" means the Securities Exchange Act of 1934, as amended.

"Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

"Board" means the Board of Directors of the Company.

"Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination for cause in accordance with the terms of
Section 3030, Employee Terminations, of the Company's then-current Policy and Guidelines.

"Change of Control" shall have the meaning set forth in Section 15.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

"Conditioned Stock Award" means an Award granted pursuant to Section 6.

"Committee" shall have the meaning set forth in Section 2.

"Disability" means disability as set forth in Section 22(e)(3) of the Code.

"Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

"Eligible Person" shall have the meaning set forth in Section 4.

"Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

"Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

"Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance Share Award" means an Award granted pursuant to Section 8.

"Stock" means the Common Stock, $.10 par value per share, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means an Award granted pursuant to Section 9.

"Subsidiary" means a subsidiary as defined in Section 424 of the Code.

"Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2.  Administration of Plan; Committee Authority to Select
Participants and Determine Awards.

(a) Committee. The Plan shall be administered by a Stock Incentive Plan Committee (the "Committee") consisting of all members of the Compensation Committee of the Company who qualify as Outside Directors. The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan or any other stock option plan of the Company within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a "Non-Employee Director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be one million five hundred thousand (1,500,000). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards. In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than three hundred thousand (300,000) shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and
(iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan.

SECTION 4.  Eligibility.

Awards may be granted only to officers or other key employees of the Company or its Subsidiaries ("Eligible Persons").

SECTION 5.  Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is approved by the stockholders as set forth in Section 17.

(a) Grant of Stock Options. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten
(10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(D) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Non-transferability of Options. No Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(vii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

(b) Reload Options. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

SECTION 6.  Conditioned Stock Awards.

(a) Nature of Conditioned Stock Award. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Conditioned Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

(b) Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.
(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

(e) Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

(e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  Stock Appreciation Rights

(a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.

(b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

(c) Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

(d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of
(i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

(e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

(f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant's right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant's right to exercise any related Option.

(g) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

(h) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

SECTION 10.  Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(b) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Qualified Stock Options and Stock Appreciation Rights. Any Non-Qualified Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11.  Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.  Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 14.  Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.  Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 15:
(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Conditional Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Conditional Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) "Change of Control" shall mean the occurrence of any one of the following events:

(i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) persons who, as of January 1, 1996, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1996 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16.  General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17.  Effective Date of Plan.

The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

SECTION 18.  Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

                                                           APPENDIX B

                           CACI International Inc
                           ----------------------

October 7, 1996



Dear Stockholder:

I cordially invite you to attend your Company's 1996 Annual Meeting of Stockholders on November 14, 1996, at 9:30 a.m., Eastern Standard Time. The meeting will be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311.

Matters to be considered and acted on at the meeting include the election of directors, the ratification of the appointment of independent public accountants and the approval of the 1996 Stock Incentive Plan. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,


J.P. London
Chairman of the Board,
President and Chief
Executive Officer


IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU PREVIOUSLY HAVE SENT IN YOUR PROXY.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                                                           APPENCIX C

                            CACI International Inc
                            1100 North Glebe Road
                           Arlington, Virginia 22201
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        to be held November 14, 1996

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of CACI International Inc (the "Company") will be held on November 14, 1996, at 9:30 a.m., Eastern Standard Time, at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, 22311, for the following purposes:

1.  To elect the Company's Board of Directors.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the current fiscal year.

3. To act upon a proposal to approve the 1996 Stock Incentive Plan providing for grants to eligible employees of stock, stock options and stock appreciation rights for up to 1,500,000 shares of the Company's Common Stock.

4. To transact such other business or as may otherwise properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 18, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, from October 28, 1996 through November 14, 1996 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors


Jeffrey P. Elefante, (Secretary)


Arlington, Virginia
Dated: October 7, 1996

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON IF YOU SO DESIRE EVEN IF YOU PREVIOUSLY HAVE SENT IN YOUR PROXY.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

                                                           APPENDIX D

                                  [PROXY CARD]
                                    [Front]

Common Stock                CACI International Inc
          PROXY FOR NOVEMBER 14, 1996 ANNUAL MEETING OF STOCKHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia 22311, on November 14, 1996, at 9:30 a.m. Eastern Standard Time and at any adjournments thereof.
1.  ELECTION OF DIRECTORS
    FOR all nominees listed below ---             WITHHOLD AUTHORITY ---
    (except as marked to the contrary             (to vote for all nominees
    below)                                        listed below)
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
    Richard L. Leatherwood     J. Phillip London     Alan S. Parsow
    Larry L. Pfirman           Warren R. Phillips    Charles P. Revoile
    William B. Snyder          Richard P. Sullivan   John M. Toups
2.  FOR ---    AGAINST ---    ABSTAIN FROM ---     ratification of the
    appointment of Deloitte & Touche LLP as independent auditors.
3.  FOR ---    AGAINST ---    ABSTAIN FROM ---     approval of the 1996 Stock
    Incentive Plan.
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND FOR ITEMS TWO AND THREE ABOVE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.







[NOTE: The short lines after the phrases "FOR" all nominees listed below, "WITHHOLD AUTHORITY", "FOR", "AGAINST", and "ABSTAIN FROM" represent the boxes which appear on the actual proxy card, and which cannot be printed due to electronic transmission.]

                                [PROXY CARD]
                                   [Back]

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

The undersigned acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Please sign exactly as your name is shown on the Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner must sign. If the signer is a corporation, the full corporate name shall be signed by a duly authorized officer.

                                        Dated:                        , 1996
                                              ------------------------


                                        -----------------------------------
                                        Signature of Beneficial Owner



                                        -----------------------------------
                                        Signature of Beneficial Owner

                                                           APPENDIX E

                               [REMINDER CARD]
                                   [Front]

                                  IMPORTANT


PLEASE SEND IN YOUR PROXY ... TODAY


YOU ARE URGED TO FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A STAMPED AND ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR VOTE IS IMPORTANT.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES.

                           [REMINDER CARD]
                               [Back]

                        ADDRESS OR NAME CHANGE?


If so, please enter your new name and/or address in the spaces provided below and return this card with your Proxy.


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